Exhibit 16.1

February 23, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Innovate Biopharmaceuticals, (formerly Monster Digital, Inc.) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Innovate Biopharmaceuticals, Inc. dated February 23, 2018. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ CohnReznick LLP

Roseland, New Jersey